AMENDMENT TO
OPTION AGREEMENT

            THIS AMENDMENT TO OPTION AGREEMENT (this “Amendment”) is entered into this 4th day of December, 2009, by and between TWIN BUTTES RANCH, LLC, an Arizona limited liability company (“Optionor”), and PASSPORT METALS, INC., a Quebec registered corporation (“Optionee”).

RECITALS

            A.        Optionor and Optionee have entered into an Option Agreement, dated August 28, 2009 (“Option Agreement”), pursuant to which Optionor granted the option to purchase certain real property described therein to Optionee.

            B.        Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Option Agreement.

            NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

            1.        Review Termination Date. Optionor and Optionee acknowledge that certain letter correspondence from Olsen-Smith, Ltd., to Passport Metals, Inc. (Tim Henneberry), whereby the Review Termination Date was extended until December 4, 2009 (“Letter Amendment”), and Optionor and Optionee hereby ratify the terms of said Letter Amendment and confirm the extension of the Review Termination Date until December 4, 2009.

            2.        Lease Agreement. Concurrent with the execution of this Amendment, Optionor and Optionee shall execute that certain Mining Lease attached hereto as Exhibit “A” (“Lease”), and incorporated herein by this reference, which Optionor and Optionee agree satisfies the terms of Section 11 of the Option Agreement.

            3.        Optionee Approval of Title Commitment and Review Period. Optionee represents and acknowledges that it has completed its review of the Title Commitment and the Property as provided under Sections 7 and 8, respectively, of the Option Agreement and by execution hereof provides written notice to Escrow Agent of Optionee’s approval of (i) the Title Commitment pursuant to Section 7 and (ii) the results of Optionee’s Review as required under said Section 8. Accordingly, Optionee shall take the necessary steps to immediately deliver to Escrow Agent the Initial Option Payment of $50,000.00 and the reimbursement for Optionor’s attorney fees in the amount of $10,000.00 as required under the terms of the Option Agreement, which amounts shall be immediately released by Escrow Agent to Optionor and shall be non-refundable to Optionee in accordance with the terms of the Option Agreement.

            4.        Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

            5.        Facsimile Signatures. This Amendment may be executed by either or all parties by facsimile signature, and any such facsimile signature shall be deemed an original signature and Escrow Agent is hereby authorized and instructed to rely thereon.

            6.        Effect of Amendment. In the event of any inconsistencies between this Amendment and the Option Agreement, the terms of this Amendment shall govern. Except as provided for herein, all other terms and conditions of the Option Agreement shall remain unchanged and the parties hereto reaffirm the terms and conditions of such Option Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OPTIONOR:	OPTIONEE:

TWIN BUTTES RANCH, LLC, an	PASSPORT METALS, INC., a
Arizona limited liability company	Quebec registered corporation

By:	/s/ Michael R. Fitzgerald	By:	SEE COUNTERPART
	MICHAEL R. FITZGERALD,		Its:
Manager

By:
Its:

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

OPTIONOR:	OPTIONEE:

TWIN BUTTES RANCH, LLC, an	PASSPORT METALS, INC., a
Arizona limited liability company	Quebec registered corporation

By:	SEE COUNTERPART	By:	/s/ Richard Hunter
	MICHAEL R. FITZGERALD,		Its: Director
Manager

By:
Its: ____________________________________

2

Exhibit “A”

Mining Lease

(SEE ATTACHMENT)

MINING LEASE

            THIS MINING LEASE (“Lease”) is made and entered into as of the 4th day of December, 2009

BETWEEN:

TWIN BUTTES RANCH, LLC, an Arizona limited liability company, having an address at Post Office Box 447, Holbrook, Arizona, 86025

(“Twin Buttes”)

AND:

PASSPORT METALS INC., a company incorporated under the laws of Quebec, and having a business office situated at 608 — 1199 West Pender Street, Vancouver, BC V6E 2R1

(“Passport”)

            WHEREAS, Twin Buttes is the owner of and has the exclusive right to deal with certain property (the “Mining Property”) situated in Navajo County, Arizona, more particularly described in Schedule A; and

            WHEREAS, Passport desires to lease the Mining Property from Twin Buttes for the purpose of prospecting and exploring the Property and conducting such other tests as may be necessary to determine the existence of pot ash in connection with Seller’s due diligence under that certain Option Agreement, dated August 27, 2009, between Twin Buttes, as Optionor, and Passport, as Optionee (the “Option Agreement”)

            NOW THEREFORE Twin Buttes and Passport AGREE as follows:

PART 1

INTERPRETATION

Definitions

1.1                    The following terms, wherever used in this Lease, have the meanings set forth below:

(a)        “Date of Beginning of Operations” means the date when commercial drilling operations begin on or under the Mining Property, Passport agreeing to notify Twin Buttes of that date within 15 days after the Date of Beginning of Operations;

(b)        “Mining Property” means the property described in Schedule A;

(c)        “Term” means the period of time referred to and described in §3.1;

Interpretation

1.2                    In this Lease, except as otherwise expressly provided or as the context otherwise requires,

(a)        “this Lease” means this Lease as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Lease,

(b)        a reference to a Part is to a Part of this Lease, and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Lease so designated,

(c)        headings are solely for convenience of reference and are not intended to be complete or accurate descriptions of content or to be guides to interpretation of this Lease or any part of it,

(d)        the word “including”, when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope,

(e)        a reference to currency means United States currency,

(f)        a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations,

(g)        a reference to an entity includes any successor to that entity,

(h)        a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural, a word importing a corporate entity includes an individual, and vice versa, and

(i)        a reference to “approval”, “authorization” or “consent” means written approval, authorization or consent.

PART 2

TWIN BUTTES’S COVENANTS AS TO TITLE

2.1                    Twin Buttes covenants to Passport that

(a)        Twin Buttes has good title to the Mining Property as set forth in that certain Commitment for Title Insurance issued by First American Title Insurance Company, with an Effective Date of August 27, 2009, in connection with the Option Agreement (“Title Commitment”),

(b)        the Mining Property is free from all encumbrances, except as set forth in the Title Commitment, and

(c)        Twin Buttes has the right to lease the Mining Property and to grant the rights given to Passport in this Lease.

PART 3

TERM

Term

3.1                    This Lease will have a Term of approximately four (4) years beginning on the date of this Lease and ending on August 28, 2013, unless sooner terminated (i) as herein provided, or (ii) as provided for in the Option Agreement.

PART 4

GRANT OF LEASE

Grant

4.1                    Except as specifically provided, Twin Buttes leases to Passport, for the Term and subject to the conditions provided in this Lease, all the right, title and interest of Twin Buttes in and to the Mining Property including the surface and subsurface rights thereof, all ores, minerals and mineral rights, and all right, title and interest which may be acquired by or for Twin Buttes in or pertaining to the Mining Property or any part of it during the Term subject to pre-existing rights to certain minerals on certain sections of the Mining Property as outlined in Schedule A, it being acknowledged by Passport that the lease granted hereunder is a non-exclusive lease and is expressly subject to Twin Buttes use of the Mining Property in a manner consistent with Twin Buttes historical activities on the Mining Property, or as may otherwise be necessary in connection with Twin Buttes ownership of the Mining Property.

Notwithstanding anything contained herein to the contrary, it is the intent of the parties that the lease granted hereunder be used solely for the purpose of Passport’s further review of the Mining Property (in a manner similar to that provided for in the Option Agreement) in order to determine the existence of pot ash and the economic feasibility of the purchase and development of the Mining Property by Passport, and not for the purpose of harvesting any ores, minerals or metals, including pot ash, for sale or generation of revenue by Passport and no ores, minerals or metals shall be harvested for such purpose. In no event shall the activities conducted on the Mining Property by Passport, or its agents, constitute waste or adversely affect the fair market value or marketability of the Mining Property.

Quiet Enjoyment

4.2                    Subject to the provisions of this Lease and Twin Buttes continued use of the Mining Property as provided for in §4.1, during the Term, Passport will have quiet enjoyment of the Mining Property.

Taxes

4.3                    Twin Buttes shall pay the real property taxes levied upon the Mining Property during the term of the Lease. Passport shall pay all other taxes imposed by any governmental agency or authority in connection with Passport’s occupation or use of the Mining Property in addition to any taxes and assessments whatsoever levied or assessed against its personal property situated upon the Mining Property.

Relationship Between Parties

4.4                    Twin Buttes and Passport acknowledge and agree that the relationship between the parties is that of an independent contractor. As such, Passport is individually responsible for any and all taxes, including FICA, FUTA, and unemployment taxes, worker’s compensation coverage, and other liabilities incurred as an independent contractor.

PART 5

RIGHTS OF PASSPORT

5.1                    Passport will be entitled to enter into and on the Mining Property throughout the Term to explore for, develop, mine, remove, treat and produce all ores, minerals and metals which are or may be found therein or thereon; provided, however, that such ores, minerals and metals may only be mined, removed, treated and produced in de minimus amounts, solely for the purpose of determining the saturation and existence of such ores, minerals and metals and in no event shall Passport be permitted to sell any such ores, minerals or metals.

5.2                    Passport may, in its sole discretion make any use or uses of the Mining Property consistent with the purposes described in §5.1, including the construction of roads subject to the prior approval of Twin Buttes, which approval shall not be unreasonably withheld.

PART 6

OPTION AGREEMENT

Option Payments

6.1                    As a condition to the grant of this Lease, Passport shall pay the option payments due under the Option Agreement and keep all terms of the Option Agreement in good standing.

6.2                    Twin Buttes and Passport acknowledge and agree that a default under the Option Agreement shall be default under this Lease, and a default under this Lease shall be a default under the Option Agreement.

PART 7

PASSPORT’S COVENANTS WITH TWIN BUTTES

7.1                    Passport will, upon execution and delivery of this Lease, begin drilling operations on the Mining Property as soon as possible.

7.2                    These drilling operations will include, as effectively and as speedily as practical, exploring the Mining Property according to the best modern methods of good practice and the proper development and maintenance of the Mining Property.

Compliance with Laws

7.3                    Passport will conduct all exploration, development and mining operations in, on and under the Mining Property in a careful manner in accordance with good mining practice, and in compliance with all applicable legislation and, without limiting the generality of the foregoing, Passport will, on termination of this Lease, leave the Mining Property in a safe condition with all openings safeguarded in accordance with the provisions of all applicable legislation or regulations affecting them.

Prevention of Liens

7.4                    Passport will

(a)        pay all accounts of every kind for wages, supplies, workers’ compensation, assessments and all other accounts and indebtedness incurred by it in connection with any operations carried on by it in or on the Mining Property as those payments become payable so that no claim or lien can arise on the Mining Property or the ores, minerals or metals contained therein,

(b)        indemnify and save harmless Twin Buttes against all loss, costs, actions, suits, damages or claims which may be made against Twin Buttes in respect of any operations carried on the Mining Property, and

(c)        discharge immediately any lien or other encumbrance which may arise in respect of any work done pursuant to this Lease.

Records, Reports, Etc.

7.5                    Passport will keep true and accurate records, reports, maps, plans and surveys of all exploration, development and mining work done on or under the Mining Property, and will permit Twin Buttes to have access to and to copy any and all documents.

PART 8

TWIN BUTTES’S RIGHTS TO INSPECT

8.1                    Twin Buttes and its authorized representatives will at all times have the right, subject to §8.2, to enter on and visit all parts of the Mining Property above and below ground for the purpose of inspecting, in a manner and at those times as do not unduly interfere with the mining operations of Passport.

8.2                    Twin Buttes will exercise its rights under §8.1 at its own risk and will indemnify Passport against all loss or damage occurring as a result of a breach hereunder by Twin Buttes.

PART 9

INDEMNITY

9.1                    Except as specifically provided to the contrary, Passport will indemnify Twin Buttes against all liabilities, claims and causes of action for injury to or death of persons, and damage to or loss or destruction of property resulting from the use or occupancy by Passport of the Mining Property or its operations performed under this Lease.

PART 10

CONDUCT OF MINING OPERATIONS

10.1                  For the purpose of enabling Passport to prospect and explore Mining Property with greater economy and convenience, Passport is granted the right to conduct exploration activities on the Mining Property including geological, geophysical, trail and road building and reverse circulation and diamond drilling.

10.2                  Nothing will relieve Passport from its obligations provided in this Lease for payments or reports.

Control of Work by Passport

10.3                  Subject to the other provisions of this Lease, Passport will have complete discretion and control with respect to all prospecting and exploration work carried out on the Mining Property.

Maintenance of Mining Property

10.4                  All operations on the Mining Property will be conducted in a manner which causes the least damage and defacement practicable under the circumstances, and will be in accordance with the provisions of any applicable environmental legislation, hazardous or waste product legislation, or other similar or applicable legislation.

10.5                  At the end of the Term, Passport will, as far as practicable, and subject to Passport’s rights under this Lease, leave the Mining Property in the same state and condition as it was in at the time of Passport’s entry on it.

10.6                  Passport will reimburse Twin Buttes for all actual physical damage to the Mining Property (not including mere depreciation in value of the surface estate incidentally resulting from mining operations thereon) and actual damages to improvements, roads, wells, crops, timber, grass and livestock resulting from Passport’s operations.

PART 11

ENVIRONMENTAL PROVISIONS

General

11.1                  Passport will

(a)        receive, handle, use, store, treat, ship and dispose of any and all environmental contaminants (as established from time to time by applicable legislation or regulation or bylaw) in strict compliance with all applicable environmental, health or safety laws, regulations, order or approvals; and

(b)        remove before the end of the Term, from the Mining Property all environmental contaminants.

11.2                  Passport will not release into the environment, or deposit, discharge, place, or dispose of at, on or near the Mining Property any hazardous or toxic materials, substances, pollutants, contaminants or wastes as a result of the mining operations conducted by it.

11.3                  Passport will not permit the Mining Property to be used at any time by any person as a landfill or waste disposal site unless otherwise provided by this Lease.

Environmental Assessment

11.4                  Whenever requested by Twin Buttes, Passport will provide Twin Buttes with access, during reasonable business hours and on reasonable notice, to the Mining Property for the purpose of conducting an environmental assessment of the Mining Property conducted in a manner that does not unreasonably interfere with Passport’s operations.

11.5                  The environmental assessment will be at Twin Buttes’s sole expense.

11.6                  If the environmental assessment conducted by Twin Buttes pursuant to §11.4 reveals any previous or ongoing release of hazardous substances on or under the Mining Property, then Twin Buttes may give notice to Passport of remedial measures as Twin Buttes may, based on the results of the environmental assessment, consider necessary.

11.7                  If Passport fails to undertake diligently the remedial measures specified by Twin Buttes within 90 days after receipt of notice, Twin Buttes may immediately terminate this Lease.

Passport’s Indemnification

11.8                  Passport will indemnify and save harmless Twin Buttes from and against any and all

(a)        liabilities, losses, claims, costs and damages (including lost profits, consequential damages, interest, penalties, fines, monetary sanctions), and

(b)        expenses incurred or suffered by Twin Buttes (including amounts paid to lawyers, accountants, and engineers)

by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any term contained in this Part 11.

11.9                  The indemnification provided in §11.8 will remain in full force and effect for one year from the expiration or other termination of the Term.

PART 12

TERMINATION

Passport’s Default

12.1                  If

(a)         Passport fails to pay the payments due under the Option Agreement,

(b)        Passport fails to perform or observe any other provision of this Lease to be observed or performed by Passport, Twin Buttes gives Passport 30 days’ notice of such failure, and Passport fails to

(i)        within 30 days after such notice is given to commence diligently, or

(ii)       thereafter proceed diligently

to cure such failure,

(c)        Passport or any agent of Passport falsifies any report required to be furnished to Twin Buttes pursuant to the terms of this Lease,

(d)        Passport or any person occupying the Mining Property or any part of it commits an act of bankruptcy or becomes bankrupt or insolvent or takes the benefit of any Act in force for bankrupt or insolvent debtors or files any proposal or makes any assignment for the benefit of creditors,

(e)        a receiver is appointed for all or any portion of Passport’s property or an order is made for the winding-up of Passport,

(f)        Passport abandons or attempts to abandon the Mining Property,

Twin Buttes, in addition to any other rights or remedies it may have pursuant to this Lease, by law or in equity, will have, to the extent permitted by law,

(a)        the immediate right of re-entry either by force or otherwise and to remove all people and property from the Mining Property,

(b)        the right to store any property so removed in a public warehouse or elsewhere at the cost of, and for the account of Passport, or sell by way of private or public sale,

all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable, for any loss or damage which may be occasioned thereby.

12.2                  In addition to Twin Buttes’s right of re-entry, Twin Buttes may by notice terminate this Lease, without prejudice to any other rights or remedies it may have together with the reasonable expenses of Twin Buttes attributable to the termination of this Lease and Passport will immediately deliver up possession of the Mining Property to Twin Buttes.

Passport’s Right to Terminate

12.3                  Passport may terminate this Lease at any time on not less than 60 days’ previous notice of its intention to do so, and at the expiration of the 60 days, this Lease will terminate accordingly.

12.4                  After the termination of this Lease, Passport will be entitled for a period of 120 days to enter on and remove from the Mining Property all machinery and equipment placed on the Mining Property; provided, however, that Passport shall continue to comply with the provisions of §7.3 and §10.5 of this Lease during such period.

12.5                  Upon the approval of Twin Buttes, which approval may be withheld in Twin Buttes’ sole discretion, Passport may leave machinery and equipment on the Mining Property after termination of this Lease; provided, however, that any such machinery and equipment shall thereafter become the property of Twin Buttes.

12.6                  Nothing in §12.4 will prevent Passport from removing machinery and equipment placed on the Mining Property during the Term.

PART 13

ASSIGNMENT AND SUBLETTING

Restrictions

13.1                  Passport will not assign this Lease in whole or in part, nor sublet all or any part of the Mining Property, nor permit any business to be operated in or from the Mining Property by another nor mortgage or encumber this Lease or the Mining Property or any party of it, nor part with or share possession of any part of the Mining Property in any instance without the consent of Twin Buttes, which consent may not, subject to §13.6 to §13.9 and subject to the conditions set forth in §13.11, be unreasonably withheld. Notwithstanding anything contained in this Lease to the contrary, any assignment of this Lease shall be accompanied by an assignment of the Option Agreement to the intended assignee.

13.2                  The consent by Twin Buttes to any assignment or subletting will not constitute a waiver of the necessity for consent to any subsequent assignment or subletting.

13.3                  The prohibition against assigning or subletting will be construed to include a prohibition against any assignment or subletting by operation of law.

13.4                  Any assignment of this Lease if consented to by Twin Buttes will be prepared by Passport or its solicitors, and all costs with respect to it will be borne by Passport.

13.5                  Any consent granted by Twin Buttes will require Passport to cause any assignee, sublessee or occupant to enter into a direct agreement with Twin Buttes agreeing to be bound by all of the terms contained in this Lease, as if the assignee, sublessee or occupant had originally executed this Lease as Passport.

13.6                  If Passport intends to deal with this Lease in a manner referred to in §13.1, then Passport will give notice to Twin Buttes of that intent, specifying the person proposed to be granted an interest in this Lease and providing information with respect thereto (including financial information) as Twin Buttes may request and requesting Twin Buttes to consent to that proposal.

13.7                  Twin Buttes may then, at its option, notify Passport either that it will grant consent (but subject to the other requirements of this Part 13) or that it proposes to cancel this Lease (effective on the effective date of the proposed dealing with this Lease) in preference to the giving of consent, whereupon Passport will be entitled, within fifteen days of receipt of notice, to notify Twin Buttes that it will refrain from that dealing failing which Passport will conclusively be deemed to have accepted Twin Buttes’s proposal to cancel this Lease.

13.8                  Notwithstanding the foregoing, if Twin Buttes has reasonable grounds for refusing to consent to the proposed dealing it may refuse to consent and require this Lease to remain in full force and effect.

13.9                  If Passport receives from any assignee of this Lease, either directly or indirectly, any consideration for the assignment of this Lease, either in the form of cash, goods or services, Passport will immediately pay an amount equivalent to that consideration to Twin Buttes.

13.10                No consent of Twin Buttes to any transfer by Passport of any interest in this Lease will have the effect of releasing Passport from any potential future liabilities pursuant to this Lease.

Conditions of Consent

13.11                If Passport receives consent under §13.1, it will at the option of Twin Buttes be on condition that

(a)        all of the provisions of this Lease remain as specified,

(b)        Passport delivers to Twin Buttes

(i)        a fully and duly executed copy of the agreement to assign or sublet or part with or share possession of the Mining Property, and

(ii)        a fully and duly executed written undertaking wherein each person to be granted an interest in the Mining Property covenants with Twin Buttes not to commit any act in or on the Mining Property which will be contrary to this Lease and to be bound by all provisions of this Lease binding on Passport.

PART 14

MISCELLANEOUS

Payments and Communications

14.1                  All payments and communications which may be or are required to be given by either party to the other, will (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier to the parties at their following respective addresses:

(a)                  if to Twin Buttes at:

Post Office Box 447
Holbrook, Arizona, 86025
Attention: Michael F. Fitzgerald

Facsimile: <>

with a copy to:

Olsen-Smith, Ltd.
301 East Virginia Avenue
Suite 3300
Phoenix, Arizona 85004
Attention: James J. Rossie, Jr., Esq.
Facsimile: 602-254-1041

(b)                  if to Passport at:

608 - 1199 West Pender Street
Vancouver, BC V6E 2R1
Attention: Richard Hunter
Facsimile. <>

14.2                If any payment or communication is sent by prepaid registered mail, it will, subject to §14.3, be conclusively deemed to have been received on the third business day after it is mailed and, if delivered or telecopied, it will be conclusively deemed to have been received at the time of delivery or transmission.

14.3                 Notwithstanding §14.1, if it may be reasonably anticipated that, due to any strike, lock-out or similar event involving an interruption in postal service, a payment or communication will, if mailed, not be received by the addressee by no later than the third business day after it is mailed, then the mailing of such payment or communication will not be an effective means of sending it and instead it must then be delivered by an alternative means which it may reasonably be anticipated will cause it to be received reasonably expeditiously by the addressee.

14.4                  Either party may from time to time change its address by notice to the other.

Entire Agreement

14.5                  With respect to the subject-matter of this Lease, this agreement

(a)        sets forth the entire agreement between the parties and any persons who have in the past or who are now representing either of the parties,

(b)        supersedes all previous understandings and communications between the parties or any of them, oral or written, and

(c)        constitutes the entire agreement between the parties.

14.6               Each party acknowledges that this Lease is entered into after full investigation and that no party is relying on any statement or representation made by any other which is not embodied in this Lease.

14.7               Each party acknowledges that it will have no right to rely on any amendment, promise, modification, statement or representation made or occurring after the execution of this Lease unless it is in writing and executed by each of the parties.

Partial Invalidity

14.8               If any provision of this Lease or the application of it to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of that provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each provision of this Lease will be valid and enforced to the fullest extent permitted by law and be independent of every other provision of this Lease.

Force Majeure

14.9               No party will be held responsible or liable or be deemed to be in default or in breach of this Lease for its delay, failure or inability to meet any of its obligations under this Lease (other than any obligation to pay money) caused by or arising from any cause which is unavoidable or beyond the reasonable control of that party, including war, warlike operations, riot, insurrection, orders of government, strike, lock-out, disturbance or any act of God or other cause which frustrates the performance of this Lease.

Time of the Essence

14.10             Time will be of the essence of this Lease and of every part of it and no extension or variation of this agreement will operate as a waiver of this provision.

Non-performance

14.11             The failure of any party to this Lease to enforce at any time any of the provisions of this Lease or any of its rights in respect to it or to insist on strict adherence to any term of this Lease will not be considered to be a waiver of that provision, right or term or in any way to affect the validity of this Lease or deprive the applicable party of the right thereafter to insist on strict adherence to that term or any other term of this Lease.

14.12             The exercise by any party to this Lease of any of its rights provided by this Lease will not preclude or prejudice the party from exercising any other right it may have by reason of this Lease or otherwise, irrespective of any previous action or proceeding taken by it under this Lease.

14.13             A waiver by a party of the performance of any of the provisions of this Lease will be effective only if in writing and signed by a duly authorized representative of that party.

Enurement

14.14             This Lease will enure to the benefit of and be binding on Twin Buttes and Passport and their respective administrators, successors and permitted assigns.

When Date not a Business Day

14.15             Whenever a payment to be made or action to be taken under this Lease is required to be made or taken on a day other than a Business Day, the payment will be made or action taken on the next Business Day following.

Additional Acts and Documents

14.16             Each party hereto agrees to do all such things and take all such actions and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purposes of this Lease.

Governing Law

14.17             This Lease shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Arizona, and suit to enforce any provision of this Lease or to obtain any remedy with respect hereto shall be brought in Superior Court, Maricopa County, Arizona, and for this purpose each party hereby expressly and irrevocably consent to the jurisdiction of said court.

Counterparts

14.18             This Lease may be executed in any number of counterparts; all such counterparts (or a facsimile thereof) shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

Calculation of Periods

14.19             Unless otherwise specified, a period within or following which a payment is to be made or act is to be done will be calculated by excluding the day on which the period is provided to begin and including the day which the period is provided to end and by extending the period to the next Business Day following if the last day of the period would otherwise not be a Business Day.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF this Lease has been executed by the parties hereto as of the day and year first above written.

TWIN BUTTES RANCH, LLC, an		)
Arizona limited liability company		)
)
)
)
	SEE COUNTERPART	)
By:	Michael R. Fitzgerald, Manager	)

The Corporate Seal of		)
PASSPORT METALS INC., a Quebec		)
registered corporation		)
was affixed in the presence of:		)
)
		)	C/S
)
Per:	/s/ Richard Hunter	)
	Authorized Signatory	)
)
)
Per:	Authorized Signatory	)

14.16             Each party hereto agrees to do all such things and take all such actions and to Make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purposes of this Lease.

Governing 1aw

14.17             This Lease shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of Arizona, and suit to enforce any provision of this Lease or to obtain any remedy with respect hereto shall be brought in Superior Court, Maricopa County, Arizona, and for this purpose each party hereby expressly and irrevocably consent to the jurisdiction of said court.

Counterparts

14.18             This Lease may be executed in any number of counterparts; all such counterparts (or a facsimile thereof) shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

Calculation of Periods

14.19             Unless otherwise specified, a period within or following which a payment is to be made or act is to be done will be calculated by excluding the day on which the period is provided to begin and including the day which the period is provided to end and by extending the period to the next Business Day following if the last day of the period would otherwise not be a Business Day.

[SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF this Lease tips been executed by the parties hereto as of the day and year first above written.

TWIN BUTTES RANCH, LLC, an	)
Arizona limited liability company	)
)
)
)

By: /s/ Michael R. Fitzgerald	)
Michael R. Fitzgerald, Manager	)

The Corporate Seal of	)
PASSPORT METALS INC., a Quebec	)
registered corporation	)
was affixed in the presence of:	)
	)	C/S
)
Per: SEE COUNTERPART	)
Authorized Signatory	)

SCHEDULE A

Parcel Number 1. - Parcel Identifier 106-01-002

All of Sections 19, 20, 21, 23, 25, 26, 27, 29, 30, 33 and 35; Section 18 less the right of way for the railroad; that portion of Sections 7, 9, 11, 15 and 17 lying south and east of the Puerco River; the east half of Section 28; the northeast quarter and south half of Section 32; and the north half of Section 34, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953 of official records.

Parcel Number 2. - Parcel Identifier 106-01-019

That portion of Section 13, Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona, lying south and east of the Puerco River

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953 of official records.

Parcel Number 3 - Parcel Identifier 110-17-003

All of Sections 1, 12, 13 and 24; and that portion of Section 25 lying north of Highway 180, all lying in Township 17 North, Range 22 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953 of official records.

Parcel Number 4 - Parcel Identifier 110-18-001A

All of Sections 1, 3, 5, 7, 8, 9, 10, 11, 13, 14, 15, 17, 18, 19, 21, 22, 23, 24, 25, 26 and 29; and that portion of Section 30 lying north of old Highway 180, all lying in Township 17 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except all oil and gas rights, petrified wood and geothermal resources whatsoever underlying or appurtenant to said lands as reserved in deed recorded in docket 809, page 953 of official records.

Except for coal and all other minerals as reserved to the United States of America in the Patent to Said Land, as to Sections 10 and the east half of Section 30.

Parcel Number 5 - Parcel Identifier 106-01-005

The northwest quarter of the northwest quarter of Section 14; and all of Section 24, all lying in Township 18 North, Range 23 East of the Gila and Salt River Base and Meridian, Navajo County, Arizona.

Except and undivided 1/4th interest in all oil, gas and minerals in, on or under the surface of said land, as reserved by George W. Hennessy and Francis Hennessy, Husband and Wife in deed recorded September 19, 1962 in docket 169, page 97 and an undivided Y2 interest as reserved by Howell Gage and Essie Gage, Husband and Wife, in agreement recorded in docket 262, page 536 of official records (Section 14 only).

Except all oil, gas, coal and minerals whatsoever, as reserved in instrument recorded in book 36 of deeds, page 415 of official records (section 24 only).